MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
Phone: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE REPORTS THIRD QUARTER EARNINGS
Mobile Grows to 44% of Product Revenue

SUNNYVALE, Calif., October 25, 2011 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of wireless and wired HD connectivity solutions, today reported financial results for its third quarter ended September 30, 2011.

Revenue for the third quarter was $59.7 million, compared to $53.6 million for the second quarter of 2011 and $60.5 million for the third quarter of 2010. Revenue for the third quarter of 2010 included the benefit of a $7.5 million royalty revenue catch-up.

GAAP net income for the third quarter of 2011 was $0.7 million, or $0.01 per diluted share, compared to a net loss of $1.3 million, or $0.02 per diluted share, for the second quarter of 2011 and net income of $9.5 million, or $0.12 diluted per share, for the third quarter of 2010.

Non-GAAP net income for the third quarter of 2011 was $5.0 million, or $0.06 per diluted share, compared to $4.2 million, or $0.05 per diluted share, for the second quarter of 2011 and $13.7 million, or $0.18 per diluted share, for the third quarter of 2010. EPS for the third quarter of 2010 was $0.08 excluding the benefit of the royalty catch-up. Non-GAAP net income for these periods excludes stock-based compensation expense, amortization of intangible assets, restructuring charges and business acquisition related expenses.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

“We continue to experience solid growth in our mobile business, while our CE business showed some encouraging signs this quarter.  Additionally, we expect our IP business to continue to grow as the HDMI and MHL standards continue to expand,” said Camillo Martino, chief executive officer of Silicon Image, Inc.  “During the quarter, we reached some important milestones, including the retail availability of MHL equipped DTVs, the introduction of the first WirelessHD projector based on our 60 GHz technology, and the introduction of InstaPrevue technology in our CE market segment.”

The following are Silicon Image’s financial performance estimates for the fourth quarter of 2011:

Revenue: $57 million - $59 million
Gross Margin: approximately 57%
GAAP operating expenses: approximately $32 million - $34 million
Non-GAAP operating expenses: approximately $29 million - $30 million
Interest income: approximately $0.5 million
Diluted shares outstanding: approximately 84 million
Non-GAAP tax rate: approximately 18% of non-GAAP pre-tax income

Use of Non-GAAP Financial Information

Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation, restructuring charges and business acquisition related expenses do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call

Silicon Image will host an investor conference call today to discuss its third quarter of 2011 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 888-222-1509 or 303-223-2680 and enter pass code 21541503.  The webcast will be accessible on Silicon Image's investor relations website at http://ir.SiliconImage.com.  A replay of the conference call will be available within two hours of the conclusion of the conference call through Sunday, October 30, 2011.  To access the replay, please dial 800-633-8284 or 402-977-9140 and enter pass code 21541503.

About Silicon Image, Inc.

Silicon Image is a leading provider of wireless and wired HD connectivity solutions that enable the reliable distribution and presentation of high-definition content for consumer electronics, mobile, and PC markets.  The company delivers its technology via semiconductor and intellectual property (IP) products that are compliant with global industry standards and also feature industry leading Silicon Image innovations such as InstaPort™.  Silicon Image’s products are deployed by the world’s leading electronics manufacturers in devices such as desktop and notebook PCs, DTVs, Blu-ray Disc™ players, audio-video receivers, as well as mobile phones, tablets and digital cameras.  Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, the latest standards for mobile devices - SPMT™ (Serial Port Memory Technology) and MHL™ (Mobile High-Definition Link), and the standard for 60GHz wireless HD video – WirelessHD™ (WiHD).  Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services.  For more information, visit us at http://www.siliconimage.com/.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, interest income, tax rates, company growth and penetration into and growth of mobile devices. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image’s ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenue:
Product	$49,129	$42,019	$46,117	$129,205	$110,774
Licensing	10,595	11,534	14,387	33,071	28,589
Total revenue	59,724	53,553	60,504	162,276	139,363
Cost of revenue and operating expenses:
Cost of product revenue (1)	25,072	22,267	22,587	67,211	56,898
Cost of licensing revenue	144	100	67	644	103
Research and development (2)	18,063	15,581	13,583	48,887	40,379
Selling, general and administrative (3)	14,521	13,840	11,691	41,412	34,862
Amortization of intangible assets	496	396	37	1,089	112
Restructuring expense	360	732	99	1,457	952
Total cost of revenue and operating expenses	58,656	52,916	48,064	160,700	133,306
Income from operations	1,068	637	12,440	1,576	6,057
Interest income and others, net	523	634	556	1,534	1,790
Income before provision for income taxes	1,591	1,271	12,996	3,110	7,847
Income tax expense	911	2,557	3,531	4,536	3,849
Net income (loss)	$680	$(1,286)	$9,465	$(1,426)	$3,998

Net income (loss) per share – basic and diluted	$0.01	$(0.02)	$0.12	$(0.02)	$0.05
Weighted average shares – basic	81,372	80,223	77,210	80,116	76,649
Weighted average shares – diluted	83,432	80,223	78,124	80,116	77,665

(1) Includes stock-based compensation expense	$272	$134	$127	$586	$456
(2) Includes stock-based compensation expense	$1,636	$788	$687	$2,997	$2,057
(3) Includes stock-based compensation expense	$1,720	$1,089	$936	$3,941	$3,382

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
GAAP net income (loss)	$680	$(1,286)	$9,465	$(1,426)	$3,998
Non-GAAP adjustments:
Stock-based compensation expense (1)	3,628	2,011	1,750	7,524	5,895
Amortization of intangible assets (2)	496	396	37	1,089	112
Restructuring expense (3)	360	732	99	1,457	952
Business strategic initiative and acquisition related expenses (2)	-	676	-	814	-
Others (3)	-	-	-	132	-
Non-GAAP net income before tax adjustments	5,164	2,529	11,351	9,590	10,957
Tax adjustments (4)	(182)	1,642	2,321	1,994	1,062
Non-GAAP net income	$4,982	$4,171	$13,672	$11,584	$12,019

Non-GAAP net income per share — basic	$0.06	$0.05	$0.18	$0.14	$0.16
Non-GAAP net income per share — diluted	$0.06	$0.05	$0.18	$0.14	$0.15
Weighted average shares — basic	81,372	80,223	77,210	80,116	76,649
Weighted average shares — diluted	83,432	83,218	78,124	83,075	77,665

Stock-based compensation expense is composed of the following:
Cost of Revenue	$272	$134	$127	$586	$456
Research and Development	1,636	788	687	2,997	2,057
Selling, General and Administrative	1,720	1,089	936	3,941	3,382
Total	$3,628	$2,011	$1,750	$7,524	$5,895

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: Stock-based compensation expense relates primarily to equity awards, such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As such, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

(2)
Business Strategic Initiative and Acquisition Related Items: We exclude certain expense items resulting from our business strategic initiative and acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; and (ii) business strategic initiative and acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our business strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for business strategic initiative and acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement; (iv) gain or loss on equity investments; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations; and (vi) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures.  It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.  As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies. We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three and nine months ended September 30, 2011 and for the three months ended June 30, 2011, our non-GAAP tax rate was approximately 18% of non-GAAP pre-tax income. For the three and nine months ended September 30, 2010, our non-GAAP tax rate was approximately 2% of revenue. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes. At the beginning of year 2011, the full fiscal year 2011 non-GAAP effective tax rate expected from our non-GAAP pre-tax income was estimated to be 18%. This rate was consistently applied to our non-GAAP pre-tax income for the three and nine months ended September 30, 2011 and three months ended June 30, 2011.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	September 30, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$43,802	$29,942
Short-term investments	111,396	160,538
Accounts receivable, net	34,003	22,598
Inventories	14,254	10,212
Prepaid expenses and other current assets	5,439	6,515
Deferred income taxes	968	1,008
Total current assets	209,862	230,813
Property and equipment, net	12,217	11,404
Deferred income taxes, non-current	4,799	4,795
Intangible assets, net	12,411	-
Goodwill	18,646	-
Other assets	17,702	3,607
Total assets	$275,637	$250,619
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$13,236	$10,615
Accrued and other current liabilities	20,740	17,771
Deferred margin on sales to distributors	11,751	13,484
Deferred license revenue	2,969	4,197
Total current liabilities	48,696	46,067
Other long-term liabilities	14,850	13,356
Total liabilities	63,546	59,423
Stockholders’ Equity:
Total stockholders’ equity	212,091	191,196
Total liabilities and stockholders’ equity	$275,637	$250,619

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(1,426)	$3,998
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Stock-based compensation expense	7,524	5,895
Depreciation	4,810	5,872
Amortization of investment premium	2,111	2,170
Tax benefits from employee stock-based transactions	1,702	-
Excess tax benefits from employee stock-based transactions	(1,702)	-
Amortization of intangible assets	1,089	112
Realized gain on sale of short-term investments	(175)	(130)
Asset impairment due to restructuring	-	184
Others	268	50
Changes in assets and liabilities:
Accounts receivable	(11,020)	(2,506)
Inventories	(2,491)	(3,849)
Prepaid expenses and other assets	327	22,747
Accounts payable	669	7,492
Accrued and other liabilities	69	(12,908)
Deferred license revenue	(2,060)	2,997
Deferred margin on sales to distributors	(1,733)	7,359
Cash provided by (used in) operating activities	(2,038)	39,483
Cash flows from investing activities:
Proceeds from maturities and sales of short-term investments	131,810	95,784
Purchases of short-term investments	(84,700)	(128,003)
Cash used in business acquisitions, net of cash acquired	(15,910)	-
Purchases of property and equipment	(5,787)	(3,570)
Equity investment in a privately-held company	(7,514)	-
Other investing activities	(5,840)	(749)
Cash provided by (used in) investing activities	12,059	(36,538)
Cash flows from financing activities:
Proceeds from issuances of common stock, net	5,982	2,932
Excess tax benefits from employee stock-based transactions	1,702	-
Repurchases of restricted stock units for income tax withholding	(3,263)	(1,169)
Payment of a line of credit assumed in business acquisition	(523)	-
Payments for vendor financed purchases of software and intangibles	-	(1,250)
Cash provided by financing activities	3,898	513
Effect of exchange rate changes on cash and cash equivalents	(59)	421
Net increase in cash and cash equivalents	$13,860	$3,879
Cash and cash equivalents — beginning of period	29,942	29,756
Cash and cash equivalents — end of period	$43,802	$33,635
Supplemental cash flow information:
Common stock issued in connection with business acquisition (1.3 million shares issued)	$10,429	$-
Restricted stock units vested	$9,514	$3,246
Net refund (cash payment) for income taxes	$(4,068)	$18,725
Property and equipment purchased but not paid for	$419	$502